POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO Funds and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 14, 2017

/s/ George E. Borst	/s/ Kym M. Hubbard
George E. Borst Trustee, PIMCO Funds	Kym M. Hubbard Trustee, PIMCO Funds

/s/ Jennifer Holden Dunbar	/s/ Gary F. Kennedy
Jennifer Holden Dunbar Trustee, PIMCO Funds	Gary F. Kennedy Trustee, PIMCO Funds

/s/ Peter B. McCarthy
Brent R. Harris Trustee, PIMCO Funds	Peter B. McCarthy Trustee, PIMCO Funds

/s/ Ronald C. Parker
Douglas M. Hodge Trustee, PIMCO Funds	Ronald C. Parker Trustee, PIMCO Funds